EXHIBIT 21

KB HOME AND CONSOLIDATED SUBSIDIARIES

SUBSIDIARIES OF THE REGISTRANT

The following subsidiaries* of KB Home were included in the November 30, 2009 consolidated financial statements:

Percentage of
Voting Securities
Owned by
the Registrant
or a
Subsidiary of
Name of Company/Jurisdiction of Incorporation or Formation	the Registrant
Arizona
KB HOME Phoenix Inc.	100
KB HOME Sales — Phoenix Inc.	100
KB HOME Sales — Tucson Inc.	100
KB HOME Tucson Inc.	100

California
KB HOME Central Valley Inc.	100
KB HOME Coastal Inc.	100
KB HOME Greater Los Angeles Inc.	100
KB HOME Insurance Agency Inc.	100
KB HOME Sacramento Inc.	100
KB HOME South Bay Inc.	100

Colorado
KB HOME Colorado Inc.	100

Delaware
KB HOME Charlotte Inc.	100
KB HOME DelMarVa LLC	100
KB HOME Florida LLC	100
KB HOME Fort Myers LLC	100
KB HOME Gold Coast LLC	100
KB HOME Gulf Coast Inc.	100
KB HOME Jacksonville LLC	100
KB HOME Maryland LLC	100
KB HOME North Carolina Inc.	100
KB HOME Orlando LLC	100
KB HOME Raleigh-Durham Inc.	100
KB HOME South Carolina Inc.	100
KB HOME Tampa LLC	100
KB HOME Treasure Coast LLC	100
KB HOME Virginia Inc.	100
KB HOME Wisconsin LLC	100
KB Urban Inc.	100
Rate One Holdings, Inc.	100
rateOne Home Loans, LLC	100

Florida
KB HOME Title Services Inc.	100

Illinois
KB HOME Mortgage Company	100

Percentage of
Voting Securities
Owned by
the Registrant
or a
Subsidiary of
Name of Company/Jurisdiction of Incorporation or Formation	the Registrant
Nevada
KB HOME Nevada Inc.	100
KB HOME Reno Inc.	100

Texas
KB HOME Lone Star Inc.	100
KBSA Inc.	100

*	Certain subsidiaries have been omitted from this list. These subsidiaries, when considered in the aggregate as a single subsidiary, do not constitute a significant subsidiary as defined in Rule 1-02(u) of Regulation S-X.